UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2011, CIBER entered into a letter agreement (the “Letter Agreement”) with Bobby G. Stevenson to formalize certain matters in connection with Mr. Stevenson’s resignation as the non-executive chairman of the board of directors of CIBER and to confirm certain benefits the Company had previously agreed to provide to Mr. Stevenson in recognition of his status as a founder of the Company.  The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, effective as of June 16, 2011, between CIBER, Inc. and Bobby G. Stevenson attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01(d).  Exhibits.

(d)           Exhibits.

10.1         Letter Agreement, effective as of June 16, 2011, between CIBER, Inc. and Bobby G. Stevenson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: June 17, 2011	By:	/s/ Claude J. Pumilia
Claude J. Pumilia
Chief Financial Officer, Executive Vice President
and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, effective as of June 16, 2011, between CIBER, Inc. and Bobby G. Stevenson.